UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      September 19, 2014

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

6.50% Senior Notes due 2022

General.  On September 19, 2014, Ply Gem Industries, Inc. (“Ply Gem Industries”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), completed its previously announced offering of $150.0 million aggregate principal amount of 6.50% Senior Notes due 2022 (the “New Notes”).
The New Notes were issued pursuant to an indenture, dated as of January 30, 2014 (the “Indenture”), by and among Ply Gem Industries, the Company and each of the direct and indirect wholly-owned domestic subsidiaries of Ply Gem Industries (collectively with the Company, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Ply Gem Industries previously issued $500.0 million aggregate principal amount of 6.50% Senior Notes due 2022 (the “Existing Notes,” and, together with the New Notes, the “Notes”) on January 30, 2014 pursuant to the Indenture. In connection with the issuance of the New Notes, Ply Gem Industries and the Guarantors also entered into a registration rights agreement, dated as of September 19, 2014 (the “Registration Rights Agreement”), among Ply Gem Industries, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”).
Maturity Date and Interest Rate.  The Notes will mature on February 1, 2022.  Interest on the Notes will accrue at 6.50% per annum and will be payable on February 1 and August 1 of each year, commencing, in the case of the New Notes, on February 1, 2015.
Guarantees.  The Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors.  Ply Gem Industries’ Canadian subsidiaries, Gienow Canada Inc. and Mitten Inc., are not, and future foreign subsidiaries will not be, guarantors of the Notes.
Optional Redemption.  Prior to February 1, 2017, Ply Gem Industries may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 106.50% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, provided that at least 50% of the aggregate principal amount of the Notes remains outstanding after the redemption.  Prior to February 1, 2017, Ply Gem Industries may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium plus accrued and unpaid interest, if any. At any time on or after February 1, 2017, Ply Gem Industries may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

Year	Optional Redemption Price
2017	104.875%
2018	103.250%
2019	101.625%
2020 and thereafter	100.000%

Change of Control.  Upon the occurrence of specified change of control events, Ply Gem Industries may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.
Following any such offer to purchase, under certain circumstances, prior to February 1, 2017, Ply Gem Industries may redeem all, but not less than all, of the Notes not tendered in such offer at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.
Certain Covenants.  The Indenture includes certain customary covenants that, subject to significant exceptions, limit the ability of Ply Gem Industries and its subsidiaries to, among other things, incur debt, pay dividends, make loans or investments, sell assets, incur certain liens, enter into transactions with affiliates and consolidate, merge or sell all or substantially all of their assets.  These covenants generally do not restrict the Company or any of its subsidiaries that are not Ply Gem Industries’ subsidiaries. The Indenture also contains certain customary events of default.

The foregoing description is qualified in its entirety by reference to the Indenture, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2014 and is incorporated by reference herein.
Exchange Offer; Registration Rights.  Under the Registration Rights Agreement, Ply Gem Industries and the Guarantors agreed to:
•file an exchange offer registration statement within 240 days after September 19, 2014, enabling holders to exchange the New Notes for registered new senior notes with terms substantially identical to the terms of the New Notes;
•use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933, as amended, within 300 days after September 19, 2014;
•complete the exchange offer within 340 days after September 19, 2014; and
•use commercially reasonable efforts to file a shelf registration statement for the resale of the New Notes if they cannot complete an exchange offer within the time periods listed above and in certain other circumstances.
Ply Gem Industries will be required to pay additional interest on the New Notes if it fails to comply with certain of its obligations under the Registration Rights Agreement within the specified time periods.
The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Use of Proceeds
The proceeds from the issuance of the New Notes and approximately $3.1 million of cash on hand were used by Ply Gem Industries to fund Ply Gem Industries’ purchase of all the issued and outstanding shares of common stock of Fortune Brand Windows, Inc., a Delaware corporation (“Simonton”), to pay fees and expenses related to the offering of the New Notes and the acquisition of Simonton and for general corporate purposes, including the repayment of approximately $10.0 million of indebtedness under the Company’s senior secured asset-backed revolving credit facility (the “ABL Facility”).
Other
In the ordinary course of their businesses, certain of the Initial Purchasers, the Trustee and certain of their affiliates have, from time to time, provided, and may in the future provide, financial services to or engage in investment and commercial banking or other transactions of a financial nature with the Company, Ply Gem Industries or their respective affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates, for which they received or will receive customary fees and expenses. Certain of the Initial Purchasers and/or their affiliates are lenders and/or agents under the ABL Facility and/or Ply Gem Industries’ term loan credit facility.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On September 19, 2014, Ply Gem Industries completed its previously announced acquisition of all issued and outstanding shares of common stock of Simonton and its direct and indirect wholly owned subsidiaries Simonton Building Products LLC (formerly known as Simonton Building Products, Inc.), a Delaware limited liability company, Simonton Industries, Inc., a California corporation, Simonton Windows, Inc., a West Virginia corporation, and Simex, Inc., a West Virginia corporation (collectively with Simonton, the “Simonton Companies”). Ply Gem Industries acquired the Simonton Companies from Fortune Brands Home & Security, Inc., a Delaware corporation, and Fortune Brands Windows & Doors, Inc., a Delaware corporation, under the terms of the Stock Purchase Agreement, dated August 19, 2014. The purchase price paid by Ply Gem Industries for the Simonton Companies was an amount of cash equal to $130.0 million, which was funded with the proceeds of the issuance of the New Notes described above.
The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above regarding the issuance of the New Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1
Registration Rights Agreement, dated September 19, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 22, 2014

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT LIST

Exhibit No.	Description

4.1
Registration Rights Agreement, dated September 19, 2014, among Ply Gem Industries, Inc., the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.